Exhibit 3.315

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WAITSFIELD TRANSFER STATION, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1995, AT 2 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WAITSFIELD TRANSFER STATION, INC. “ TO “WSI WAITSFIELD TRANSFER STATION, INC.”, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 6 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1997.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WSI WAITSFIELD TRANSFER STATION, INC. “ TO “WAITSFIELD TRANSFER STATION, INC. “, FILED THE SIXTEENTH DAY OF MARCH, A.D. 2005, AT 6:26 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:39 O’CLOCK P.M.

2555941 8100H

121188415

You may verify this certificate online

at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957643

DATE: 11-01-12

Delaware PAGE 2

The First State

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE

TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:37 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

AFORESAID CORPORATION, “WAITSFIELD TRANSFER STATION, INC. “.

2555941 8100H

121188415

You may verify this certificate online

at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957643

DATE: 11-01-12

CERTIFICATE OF INCORPORATION

OF

WAITSFIELD TRANSFER STATION, INC.

FIRST: The name of the corporation (the “Corporation”) is Waitsfield Transfer Station, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock that the Corporation has the authority to issue is 1,000 shares of common stock, each of which shall have par value of $.01.

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation;

(b) Elections of directors need not be made by written ballot unless, and only to the extent, otherwise provided in the by-laws;

(c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the by-laws of the Corporation; and

(d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote.

SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit hereof with respect to any act, or failure to act, or such director occurring prior to such amendment or repeal.

EIGHT: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein arc granted subject to such reservation.

NINTH: The name of the sole incorporator of the Corporation is Derek Davis and his mailing address is Goldstein & Manello, P.C., 265 Franklin Street, Boston, MA 02110.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of October, 1995.

Derek Davis, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

Waitsfield Transfer Station, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Waitsfield Transfer Station, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Waitsfield Transfer Station, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation (the “Corporation”) is changed to WSI Waitsfield Transfer Station, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 31, 1997.

IN WITNESS WHEREOF, said Waitsfield Transfer Station, Inc. has caused this certificate to be signed by Philip Strauss, its President, this Fifteenth day of December, 1997.

Waitsfield Transfer Station, Inc.

By:

President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

WSI Waitsfield Transfer Station, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, by the unanimous written consent of its members, filed with the minutes of the Board:

RESOLVED, that the Certificate of Incorporation of WSI Waitsfield Transfer Station, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation (the “Corporation”) is Waitsfield Transfer Station, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said WSI Waitsfield Transfer Station, Inc. has caused this certificate to be signed by Arthur L. Streeter, its Secretary, this 16 day of March, 2005.

/s/ Arthur L. Streeter

By Arthur L. Streeter, Secretary

(Title)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

WAITSFIELD TRANSFER STATION, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

WAITSFIELD TRANSFER STATION, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 4, 2010.

/s/ Scott E. Friedlander

Name:	Scott E. Friedlander

Title:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is WAITSFIELD TRANSFER STATION, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: /s/ Jaimie Voss

Authorized Officer

Name: Jaimie Voss, Vice President

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